AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Berry Petroleum Company, a Delaware corporation ("Company"), and Robert F. Heinemann, an individual ("Executive") (collectively the "Parties"), with respect to the following facts:

A. The Company and Executive have entered into an employment agreement dated as of June 16, 2004 and the Salary Continuation Agreement dated June 16, 2004 (the "Prior Agreements").

B. The Company has issued to Executive certain equity awards listed on Exhibit A hereto (the "Outstanding Awards").

C. The Company and Executive wish to amend and restate the Prior Agreements in their entirety with this Agreement, and modify certain Outstanding Awards.

D. The Company desires to continue to employ Executive in the position of President and Chief Executive Officer ("CEO") on the terms and conditions, and for the consideration hereinafter set forth, and Executive desires to continue to be employed by the Company on such terms and conditions and for such consideration.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Parties hereto do hereby agree as follows:

ARTICLE 1

EMPLOYMENT AND DUTIES

1.1 Employment Relationship.

The Company hereby agrees to employ Executive for the Term of Employment, as defined in Section 3.1, to perform the duties and undertake the responsibilities for the Company as described herein. During the term of this Agreement, Executive shall serve as an employee and shall hold the position of President and CEO of the Company. Executive shall report directly to the Chairman of the Board of Directors of the Company. Executive shall perform the duties of the President and CEO as prescribed in the agreed upon job description and those additional duties as are common for similar positions in similar industries.

1.2 Scope of Duties.

Executive shall perform diligently and use all of his best efforts during the Term of Employment, as defined in Section 3.1, to protect, encourage, and promote the interests of the Company. During the Term of Employment, Executive shall also perform such other duties consistent with the position of President and CEO as may be assigned to Executive from time to time by the Board of Directors (the "Board") and will devote substantial time and attention to such duties.

1.3 Other Activities.

Subject to the following sentence, Executive agrees to devote substantially all of his business time and attention to the business of the Company. During the term of this Agreement, Executive shall not be precluded from devoting a limited amount of time to outside activities, provided that:

                1.3.1 Such activity does not interfere with Executive's duties under this Agreement and is not in conflict with the interests of the Company;

1.3.2 Executive's obligations to the Company are not compromised; and

1.3.3 Executive makes a full written disclosure to the Chairman of the Board or his or her designee of the nature, extent, and duration of all such activities prior to beginning any such activities, and Executive obtains the approval of the Board or a duly authorized committee thereof prior to beginning any such activity.

                              1.4 Passive Investments in Non-Competitive Enterprises.

It is expressly understood that neither Section 1.3 nor any other provision of this Agreement shall be construed to prohibit or restrict Executive from making any passive investment in an enterprise not competitive with the Company. In addition, nothing contained in this Agreement shall be construed to prohibit or restrict Executive from engaging in any activities on his own time which are not competitive with nor in conflict with the Company.

ARTICLE 2

COMPENSATION AND BENEFITS

2.1 Base Salary.

The Company shall pay Executive an annual base salary of Five Hundred Thousand Dollars ($500,000) ("Base Salary"). The Base Salary shall be payable in semi-monthly installments or otherwise, in accordance with the normal payroll procedures of the Company. The Compensation Committee of the Board, either itself or together with the other independent directors (the subset of directors so authorized by the Board, the "Compensation Administrator"), will review Executive's performance and Base Salary on an annual basis. The annual Base Salary during the contract term may be increased from time to time by the Compensation Administrator. The annual Base Salary during the contract term shall not be decreased, except in connection with and commensurate with an across-the-board salary reduction applicable generally to the Company's executive level employees as determined by the Board.

2.2 Annual Bonus.

In addition to his Base Salary, Executive may be eligible to receive an annual bonus ("Annual Bonus"). The Annual Bonus shall have a target of one hundred percent (100%) of Base Salary, but may range between fifty percent (50%) and two hundred percent (200%) of Base Salary. The Annual Bonus shall be determined and approved by the Compensation Administrator with reference to corporate goals and objectives established by the Compensation Committee and a review of Executive's performance in light of those goals and objectives. The Compensation Administrator may, at its discretion, reduce the Annual Bonus to below the range set forth above, in any given fiscal year if during such fiscal year: (i) the Company reduces the annual dividend compared to the annual dividend declared and paid in the prior year (without giving effect to special dividends); (ii) the Company experiences a material environmental, health and safety (EH&S) event; (iii) the Company reduces or eliminates bonuses and/or salaries generally to the executive level employees as determined by the Board (in which case the Annual Bonus as otherwise determined may be reduced in the same percentage as the percentage applied generally to the executive level employees); or (iv) the Board has determined that Executive has committed an act during the fiscal year which would permit termination for Cause. Any bonus approved by the Board will be paid to Executive by the fifteenth (15th) day of the third (3rd) month following the end of the fiscal year in which such bonus was earned. Subject to the provisions of this Agreement, the determination and payment of the Annual Bonus shall be at the sole discretion of the Compensation Administrator.

2.3 Equity Awards.

The Compensation Administrator will review no less than annually the Executive's eligibility for awards pursuant to the Company's 2005 Equity Incentive Plan (the "2005 Plan"), or any subsequent equity compensation plan for which Executive is eligible, and based on such review, may in its sole discretion grant Executive further awards. Each such award shall provide:

2.3.1 Upon termination of Executive's employment without Cause or due to death or Disability, or Executive's resignation for Good Reason, all unvested portions of such award shall be deemed to be fully vested upon execution and timely delivery by Executive or the administrator of his estate, without revocation, of a full general release of claims (excluding claims for amounts payable under this Agreement), substantially in the form of Exhibit B attached hereto. Delivery of such general release shall not be considered timely, and Executive shall not be entitled to the acceleration of vesting as set forth in this Section 2.3.1, if not made by the later of (A) thirty (30) calendar days after the Termination Date, or (B) twenty-one (21) days after receipt by Executive or the administrator of his estate of the final form general release to be executed. The acceleration of vesting as set forth in this Section 2.3.1 shall also be expressly conditioned on Executive's resignation from the Board as provided in Section 3.10.

2.3.2 If such award is a stock option or stock appreciation right, it shall remain exercisable upon termination of Executive's employment for any reason, until the earliest of (i) eight (8) months following the Termination Date (as defined below), and (ii) the latest date on which such option could otherwise be exercised without giving effect to a termination of service.

2.4 Special Award of Restricted Stock Units.

On the Effective Date, Executive shall receive an award of 161,300 Stock Units, pursuant to the terms of the 2005 Plan. The Stock Units shall vest in one installment on January 31, 2010, subject to Executive continuing to serve as CEO on such date. In addition, upon termination of Executive's employment without Cause or due to death or Disability, or Executive's resignation for Good Reason, the unvested portion of such award shall be deemed to be fully vested upon execution and timely delivery by Executive or the administrator of his estate, without revocation, of a full general release of claims (excluding claims for amounts payable under this Agreement), substantially in the form of Exhibit B attached hereto. Delivery of such general release shall not be considered timely, and Executive shall not be entitled to the acceleration of vesting as set forth in this Section 2.4, if not made by the later of (A) thirty (30) calendar days after the Termination Date, or (B) twenty-one (21) days after receipt by Executive or the administrator of his estate of the final form general release to be executed. The acceleration of vesting as set forth in this Section 2.4 shall also be expressly conditioned on Executive's resignation from the Board as provided in Section 3.10. The other terms of such award shall be substantially as set forth in the form of Stock Award Agreement approved by the Compensation Administrator for awards to executive level employees as of the Effective Date, which form is attached hereto as Exhibit C.

2.5 Health and Welfare Benefits.

Executive shall be eligible to participate in all benefit programs (including welfare plans, retirement plans, disability plans, leave programs and educational reimbursement programs) provided by the Company to its employees, in accordance with terms of the applicable plans.

2.6 Equipment, Supplies and Services.

The Company shall provide Executive with equipment, supplies, and professional and administrative support services that, in the judgment of the Company, are reasonably necessary for Executive to efficiently perform the duties required hereunder.

2.7 Tax Liability.

Subject to the Company's obligations in Sections 3.4.9, 3.7.9 and 3.9, Executive shall take full and complete responsibility for, and shall hold the Company harmless from any and all tax liability relating to his receipt of benefits, including but not limited to, withholding, social security, SUI/SDI, federal, state or local taxes, and any interest or penalties incurred in connection with receipt of such benefits.

ARTICLE 3

TERM AND TERMINATION OF EMPLOYMENT

3.1 Term of Employment.

As used in this Agreement, the phrase "Term of Employment" shall mean the period commencing with the Effective Date (as defined herein) of this Agreement and until January 31, 2010 ("Expiration Date"). The Compensation Administrator may annually elect in its sole discretion to extend the Expiration Date by an additional year beyond the then-existing Expiration Date by notice given to Executive not less than thirty (30) days prior to the date which is two (2) years before the then-existing Expiration Date. The Term of Employment may end prior to the Expiration Date pursuant to Section 3.2, Section 3.3, Section 3.4, Section 3.5 or Section 3.6.

3.2 Death and Disability.

Executive's employment under this Agreement shall terminate automatically upon Executive's death. Additionally, the Company may terminate Executive's employment under this Agreement, in compliance with all state and federal workers' compensation, disability, and family and medical leave laws, if Executive is absent from work or is unable to discharge the essential functions of Executive's position, with or without reasonable accommodation, due to legal, physical or mental incapacity for a period of at least sixty (60) days (whether or not consecutive) in any three hundred and sixty-five (365) consecutive day period (a "Disability").

3.3 The Company's Right to Terminate For Cause.

The Company may terminate Executive's employment under this Agreement at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean as reasonably determined by the Board:  (i) Executive's conviction of, or plea of no contest with respect to, any felony, or any other crime involving moral turpitude; (ii) Executive's conduct that results in or is reasonably likely to result in material harm to the business or reputation of the Company and, if capable of cure, Executive has not cured such conduct within sixty (60) days following receipt of written notice by the

Board; (iii) Executive's material violation of any contract or agreement between Executive and the Company, including but not limited to this Agreement, or any policy of the Company applicable to Executive; or (iv) Executive knowingly and deliberately acting in a manner contrary to express lawful and reasonable limitations or instructions imposed on Executive by the Board. A failure or refusal by the Company to exercise its right to terminate Executive's employment under this Agreement as a result of the existence of Cause or any other factor shall not constitute nor be construed as a waiver of its right to terminate Executive's employment under this Agreement at a later time for such Cause or other factor under this Section, or without Cause under Section 3.4.

3.4 The Company's Right to Terminate Without Cause.

The Company may terminate Executive's employment under this Agreement at will, at any time during the Term of Employment, without Cause. In the event that the Company exercises its right to terminate Executive's employment under this Agreement pursuant to this provision, then Executive will be entitled to the following benefits, in addition to all amounts and benefits to which Executive shall be entitled as a result of his employment and all acts up to and including the date of termination of Executive's employment (the "Termination Date"):

3.4.1 Cash in the amount of two (2) times the Base Salary in effect on the Termination Date, payable in one lump sum upon the Severance Payment Date (as defined in Section 3.13 below).

3.4.2 Cash in the amount of two (2) times the highest Annual Bonus paid to Executive over the prior two (2) fiscal years (which amount Executive agrees will be paid in lieu of any Annual Bonus for the fiscal year in which termination occurs), payable upon the Severance Payment Date.

3.4.3 Cash in the amount of two (2) times the maximum annual Company matching contribution to the Company's 401(k) plan that would otherwise be made to Executive's account for the plan year in which termination occurs, calculated without regard to Executive's contribution or limits imposed under the Internal Revenue Code of 1986, as amended (the "Code"), payable upon the Severance Payment Date.

3.4.4 A car allowance equal to $750.00 per month for a period of two (2) years following the Termination Date, payable on the tenth (10th) day of each calendar month following the Termination Date, except that all payments which would otherwise have been required to be paid prior to the Severance Payment Date shall be paid on the Severance Payment Date rather than in monthly installments prior to the Severance Payment Date.

3.4.5 If Executive elects to continue to participate in the Company’s standard medical and dental benefits as provided under COBRA and/or Cal-COBRA, then to the extent that such benefits are provided pursuant to a plan described in Section 1.409A-1(a)(5) of the Proposed Treasury Regulations and any successor thereto ("Welfare Benefits"), the Company will continue to pay a portion of the cost thereof equal to the portion paid by the Company prior to the Termination Date for up to two (2) years following the Termination Date, if: (1) Executive provides written notice of such election to Company within the time prescribed in the "COBRA Notice"; and (2) Executive pays the Company monthly an amount equal to Executive’s contribution for such benefits as was in effect at the Termination Date, if any. The benefit set forth in this Section 3.4.5 shall cease upon Executive becoming eligible for reasonably comparable medical and dental benefits through a successor employer.

3.4.6 The Company will continue Executive's term life insurance coverage at the level in effect on the Termination Date, or obtain similar coverage at the Company's expense, for a period of two (2) years following the Termination Date, provided that Executive must, prior to the due date for such premium costs, pay to the Company or to the life insurance carrier, as applicable, all premium costs which are due prior to the Severance Payment Date, and, on the Severance Payment Date, the Company will reimburse Executive for all costs so paid; and provided further that if the premiums of such life insurance coverage are increased for any reason, Executive shall pay the amount of such increase in premiums.

3.4.7 All unvested stock options and restricted stock units of the Company held by Executive on the Termination Date shall be deemed to be fully vested upon the effectiveness, without further right of revocation, of the release described in the last paragraph of this Section 3.4. Executive shall be responsible and shall make appropriate provisions for any withholding taxes associated with such accelerated vesting in accordance with Section II.I. of the Stock Award Agreement dated December 15, 2005. Such award shall settle in accordance with Section II.C. thereof, giving effect to the accelerated vesting.

3.4.8 Each stock option issued to Executive under the Restated and Amended 1994 Stock Option Plan (the "1994 Plan") shall remain exercisable until the later of (i) the end of the calendar year in which it would otherwise terminate based on the provisions contained in the applicable stock option agreement and the 1994 Plan as of the date of grant (the "Existing Termination Date"); and (ii) the fifteenth (15th) day of the third (3rd) month after the Existing Termination Date; provided that, if such option is not exercisable on the later of such dates because an exercise of the option would violate applicable securities laws, then the option shall remain exercisable for 30 days after the first date that the exercise of the stock option would no longer violate applicable securities laws. Notwithstanding the foregoing, no such stock option may be exercised after the applicable original Option Termination Date (as defined in the 1994 Plan).

3.4.9 Cash in the amount determined as set forth in Section 3.9, payable upon the later of the Severance Payment Date and thirty (30) days after the Change in Control.

Except as set forth herein or in Section 3.7, no additional benefits will be earned by Executive following the last day of actual work. Notwithstanding anything in this Agreement to the contrary, the Company's obligation to provide the benefits set forth in this Section 3.4 is expressly conditioned upon (A) Executive's execution and timely delivery, without revocation, of a full general release of claims (excluding claims for amounts payable under this Agreement), substantially in the form of Exhibit B attached hereto, and (B) Executive's resignation from the Board as provided in Section 3.10. Delivery of such general release shall not be considered timely, and Executive's entitlement to the benefits set forth in this Section 3.4 shall be extinguished, if not made by the later of (A) thirty (30) calendar days after the Termination Date, or (B) twenty-one (21) days after Executive's receipt of the final form general release to be executed.

         3.5 Resignation by Executive for Good Reason.

Executive may terminate Executive's employment under this Agreement at will, at any time during the Term of Employment, for Good Reason. In the event that Executive exercises his right to terminate Executive's employment under this Agreement pursuant to this provision, Executive shall be entitled to all of the benefits specified in Section 3.4 and its subsections, subject to all of the terms thereof, including without limitation, the requirements in the last paragraph thereof. For purposes of this Agreement, the term "Good Reason" shall include any of the following:  (i) reduction in the Base Salary which is not permitted pursuant to Section 2.1; (ii) the Company's refusal to allow Executive to participate in its benefit programs (including welfare plans, retirement plans, disability plans, leave programs and educational reimbursement programs) provided by the Company to its employees, in accordance with terms of the applicable plans; (iii) failure to pay an Annual Bonus as required in Section 2.2; (iv) a significant reduction of Executive's duties, title, position or responsibilities, including Executive no longer reporting directly to the Board or the Chairman of the Board, that is effected without Executive's written consent; or (v) a required relocation of Executive's residence by more than thirty five (35) miles. Notwithstanding the foregoing, Executive must provide the Company with advance written notice of the Company’s conduct giving rise to Good Reason within thirty (30) days following the occurrence of such conduct and not less than thirty (30) days prior to the proposed date of such resignation for Good Reason (the "Cure Period") and during the Cure Period, the Company may attempt to rescind or correct the matter giving rise to Good Reason. Only if such notice is given and the Company does not rescind or correct the matter giving rise to Good Reason during the Cure Period may Executive terminate his employment for Good Reason.

3.6 Resignation by Executive.

Executive may terminate Executive's employment under this Agreement at will, at any time during the Term of Employment, for any reason or no reason. In the event Executive resigns for any reason other than Good Reason, the Company shall pay Executive only the compensation and benefits earned by Executive as of the last day of work, and no additional compensation or sums shall be owed to Executive. Executive agrees and acknowledges that the Annual Bonus will be based on the Company's and Executive's overall performance for the entire fiscal year, and no portion of such bonus will be deemed earned unless Executive remains employed by the Company for the entire fiscal year covered by the Annual Bonus.

3.7 Change in Control.

In the event of a Change in Control (as defined below) and the occurrence of any one of the following events within six (6) months before (subject to the provisions set forth in the penultimate paragraph of this Section 3.7) or two (2) years after such Change in Control: (i) termination of Executive's employment without Cause, or (ii) Executive resigns his employment for Good Reason, then Executive will be entitled to the following benefits, in addition to all amounts and benefits to which Executive shall be entitled as a result of his employment and all acts up to and including the Termination Date:

3.7.1 Cash in the amount of three (3) times the Base Salary in effect on the Termination Date, payable in one lump sum upon the Severance Payment Date.

3.7.2 Cash in the amount of three (3) times the highest Annual Bonus paid to Executive over the prior two (2) fiscal years (which amount Executive agrees will be paid in lieu of any Annual Bonus for the fiscal year in which termination occurs), payable upon the Severance Payment Date.

3.7.3 Cash in the amount of three (3) times the maximum annual Company matching contribution to the Company's 401(k) plan that would otherwise be made to Executive's account for the plan year in which termination occurs, calculated without regard to Executive's contribution or limits imposed under the Code, payable upon the Severance Payment Date.

3.7.4 A car allowance equal to $750.00 per month for a period of three (3) years following the Termination Date, payable on the tenth (10th) day of each calendar month following the Termination Date, except that all payments which would otherwise have been required to be paid prior to the Severance Payment Date shall be paid on the Severance Payment Date rather than in monthly installments prior to the Severance Payment Date.

3.7.5 If Executive elects to continue to participate in Company’s standard medical and dental benefits through COBRA and/or Cal-COBRA, then to the extent that such benefits constitute Welfare Benefits the Company will continue to pay its portion of the cost thereof until December 31 of the second calendar year following the year after the Termination Date, if: (1) Executive provides written notice of such election to Company within the time prescribed in the "COBRA Notice"; and (2) Executive pays the Company monthly an amount equal to Executive’s contribution for such benefits as was in effect at the Termination Date, if any. The benefit sets forth in this Section 3.7.5 shall cease upon Executive becoming eligible for reasonably comparable medical and dental benefits through a successor employer.

3.7.6 The Company will continue Executive's term life insurance coverage at the level in effect on the Termination Date, or obtain similar coverage at the Company's expense, for a period of three (3) years following the Termination Date, provided that Executive must, prior to the due date for such costs, pay to the Company or to the life insurance carrier, as applicable, all premium costs which are due prior to the Severance Payment Date, and, on the Severance Payment Date, the Company will reimburse Executive for all costs so paid; and provided further that if the premiums of such life insurance coverage are increased for any reason, such coverage shall be reduced to the level required to maintain the same premium rates as in effect on the Termination Date.

3.7.7 All unvested stock options and restricted stock units of the Company held by Executive on the Termination Date shall be deemed to be fully vested upon the effectiveness, without further right of revocation, of the release described in the last paragraph of this Section 3.7. Executive shall be responsible and shall make appropriate provisions for any withholding taxes associated with such accelerated vesting in accordance with Section II.I. of the Stock Award Agreement dated December 15, 2005. Such award shall settle in accordance with Section II.C. thereof, giving effect to the accelerated vesting. The provisions in this Section 3.7.7 shall be in lieu of those provisions of Section II.B.1 of the Stock Option Agreement dated December 15, 2005 that address exercisability in the event of a Change in Control and Involuntary Termination (as such terms are defined in such agreement).

3.7.8 Each stock option issued to Executive under the 1994 Plan shall remain exercisable until the latest of (i) the end of the calendar year in which the Existing Termination Date occurs; and (ii) the fifteenth (15th) day of the third (3rd) month after the Existing Termination Date; provided that, if such option is not exercisable on the later of such dates because an exercise of the option would violate applicable securities laws, then the option shall remain exercisable for 30 days after the first date that the exercise of the stock option would no longer violate applicable securities laws. Notwithstanding the foregoing, no such stock option may be exercised after the applicable original Option Termination Date (as defined in the 1994 Plan).

3.7.9 Cash in the amount determined as set forth in Section 3.9, payable upon the Severance Payment Date.

In the event the Termination Date occurs within six (6) months before a Change in Control, then, notwithstanding any provisions to the contrary set forth in Section 3.4 or 3.7, (a) Executive will be entitled to receive on the later of the Severance Payment Date or the date which is thirty (30) days following the Change in Control the difference between amounts payable under Sections 3.7.1, 3.7.2 and 3.7.3, and amounts actually paid under Sections 3.4.1, 3.4.2 and 3.4.3; (b) Executive will receive the benefits set forth in Sections 3.7.4, 3.7.5 and 3.7.6 in lieu of any further benefits under Sections 3.4.4, 3.4.5 and 3.4.6; (c) Executive will receive no benefits under Sections 3.7.7 and 3.7.8, as such benefits will have already been received under Sections 3.4.7 and 3.4.8; and (d) Executive will be entitled to the benefits set forth in Section 3.7.9 on the later of the Severance Payment Date or the date which is thirty (30) days following the Change in Control. Notwithstanding anything to the contrary in this Section 3.7, no benefits will be payable under this Section 3.7 in connection with a Change in Control that occurs after the Termination Date if it is reasonably demonstrated by the Company that such termination of employment (x) was not at the request of a third party who had at the Termination Date taken steps reasonably calculated to effect the Change in Control and (y) otherwise did not arise in connection with or anticipation of the Change in Control.

Except as otherwise set forth in the preceding paragraph, the benefits set forth in this Section 3.7 are in lieu of any benefits that would otherwise be available to Executive under Section 3.4, and no additional benefits will be earned by Executive following the last day of actual work. Notwithstanding anything in this Agreement to the contrary, the Company's obligation to provide the benefits set forth in this Section 3.7 is expressly conditioned upon (A) Executive's execution and timely delivery, without revocation, of a full general release of claims (excluding claims for amounts payable under this Agreement), substantially in the form of Exhibit B attached hereto, and (B) Executive's resignation from the Board as provided in Section 3.10. Delivery of such general release shall not be considered timely, and Executive's entitlement to the benefits set forth in this Section 3.7 shall be extinguished, if not made by the later of (A) thirty (30) calendar days after the Termination Date, or (B) twenty-one (21) days after Executive's receipt of the final form general release to be executed.

3.8 Definition of Change in Control.

For purposes of this Agreement, a "Change in Control" of the Company shall mean and shall be deemed to have occurred if and when any one of the following four events occurs: (i) within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), any person or group becomes a beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, without the prior approval of the Company; (ii) an election of Directors not in accord with the recommendations of the majority of the Directors who were in office prior to the pending election; (iii) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not subsidiaries, as a result of which less than 50% of the outstanding securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company (excluding from the term "former stockholders" a stockholder who is, or as a result of the transaction in question, becomes an "affiliate," as that term is used in the Exchange Act and the rules promulgated thereunder, of any party to such merger, consolidated or reorganization); or (iv) the stockholders of the Company approve the sale of substantially all of the Company's business and/or assets (in one transaction or a series of related transactions) to a person or entity which is not a subsidiary.

3.9 280G Reimbursement.

In the event any of the benefits provided for in this Agreement or any other benefits approved at any time by the Compensation Administrator and otherwise payable to Executive constitute "parachute payments" within the meaning of Section 280G of the Code, and will be subject to the excise tax imposed by Section 4999 of the Code, then, subject to the provisions Section 3.9.2 below, the Company shall pay Executive (A) a cash payment equal to such excise tax, and (B) an additional cash payment equal to the excise tax and federal and state income and employment taxes arising from the payments made by the Company to Executive pursuant to this sentence, payable upon the Severance Payment Date. For purposes of part (B) of the preceding sentence, federal and state income taxes shall be assumed to be at the highest applicable rates for ordinary income as of the Termination Date.

3.9.1 The determination of Executive's excise tax liability and the amount required to be paid to Executive by the Company under this Section 3.9 shall be made in writing by a national accounting firm chosen by the Company (the "Accountants"). For purposes of making the calculations required by this Section 3.9.1, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive must furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 3.9.1. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 3.9.1. The Accountants' written determination pursuant to this Section 3.9.1 shall be conclusive and binding on the Parties.

3.9.2 In the event any of the benefits provided for in this Agreement or any other benefits approved at any time by the Compensation Administrator and otherwise payable to Executive constitute "parachute payments" within the meaning of Section 280G of the Code and will be subject to the excise tax imposed by Section 4999 of the Code, then Executive may, at its sole option and discretion, elect to waive, not receive and/or reduce such benefits to such lesser extent as will result in no portion of such benefits being subject to the excise tax imposed by Section 4999 of the Code, and in that case the Company's obligation to make a payment to Executive pursuant to the provisions of Section 3.9 will be correspondingly reduced.

                               3.10 Resignation from Board.

Unless otherwise requested by the Board, upon the termination of Executive's employment for any reason, Executive shall immediately resign from the Board and Executive agrees that he shall be treated as so resigned upon termination of employment.

3.11 Obligation Upon Termination for Cause or Termination by Executive Without Good Reason.

. If Executive's employment under this Agreement is terminated under Sections 3.3 or 3.6 above, then neither Executive nor Executive's estate shall be entitled to receive any compensation, benefits, or other remedies under or in relation to this Agreement or otherwise, other than the payment of Executive's Base Salary and benefits earned up to the date of termination, except as otherwise specifically provided.

3.12 Obligation Upon Termination for Death or Disability.

If Executive's employment under this Agreement is terminated under Section 3.2 above, then all unvested stock options and restricted stock units of the Company held by Executive on the Termination Date shall immediately be deemed to be fully vested. Executive or the administrator of Executive's estate shall be responsible and shall make appropriate provisions for any withholding taxes associated with such accelerated vesting in accordance with Section II.I. of the Stock Award Agreement dated December 15, 2005. Such award shall settle in accordance with Section II.C. thereof, giving effect to the accelerated vesting. Notwithstanding anything in this Section 3.12 to the contrary, the Company's obligation to provide the benefits set forth in this Section 3.12 is expressly conditioned upon execution and timely delivery by Executive or the administrator of Executive's estate, without further right of revocation, of a full general release of claims (excluding claims for amounts payable under this Agreement), substantially in the form of Exhibit B attached hereto. Delivery of such general release shall not be considered timely, and Executive's entitlement to the benefits set forth in this Section 3.12 shall be extinguished, if not made by the later of (A) thirty (30) calendar days after the date of death or disability, or (B) twenty-one (21) days after receipt by Executive of the administrator of his estate of the final form general release to be executed.

3.13 Severance Payment Date.

The Severance Payment Date shall be the date that is thirty (30) days following the Termination Date; provided, however, that if the Executive is reasonably determined by the Company to be a "specified employee" within the meaning of section 409A(a)(2)(b)(i) of the Code, the Severance Payment Date shall be the date that is six (6) months after the Termination Date.

ARTICLE 4

INDEMNITY

The Company and Executive entered into an Indemnification Agreement on March 28, 2002, which remains in full force and effect.

Executive agrees to fully indemnify and hold the Company harmless from and against any and all liability, loss, damage, claim or cause(s) of action (whether or not well-founded) which may result, directly or indirectly, from any actions of Executive which are not within the course and scope of Executive's employment as authorized or required hereunder.

ARTICLE 5

MISCELLANEOUS

5.1 Confidential Information; Prohibited Misappropriation.

Executive hereby recognizes and acknowledges that during the course of his employment by the Company, the Company has disclosed and will furnish, disclose, or make available to Executive confidential and proprietary information related to the Company's business including, without limitation, business records, personnel information, financial information, ideas, processes, inventions, and devices and other technical or related documentation, whether or not patentable or entitled to trademark (the "Confidential Information"), that such Confidential Information has been developed and will be developed through the expenditure by the Company of substantial time and money and that all such Confidential Information, except to the extent it is in the public domain, shall constitute valuable, special and unique assets of the Company and trade secrets protected under applicable law. Executive further agrees to use such Confidential Information only for the purpose of carrying out his duties with the Company and agrees that he will not, for a period of two (2) years after his last day of employment with the Company, misappropriate for himself or others or disclose to any third party, either directly or indirectly, any Confidential Information. It is expressly understood that Executive shall not be in breach of this Section 5.1 for any disclosure he is required to make by virtue of a final unappealable order by a court of competent jurisdiction. It is further expressly agreed that Executive shall return to the Company at the time of termination of employment and not retain any property belonging to the Company, including, without limitation, any and all originals and copies of documents referencing or containing any Confidential Information.

5.2 Prohibited Solicitation: Employees.

Either during or for two years after employment, Executive agrees not to directly or indirectly encourage or solicit any individual to leave the Company's employ for any reason or interfere in any other manner, except with respect to disciplinary or other employment actions Executive may undertake in Executive's role as a supervisor, with the employment relationship at the time existing between the Company and its current or prospective employees.

5.3 Prohibited Solicitation: Third Parties.

During employment, Executive agrees not to directly or indirectly induce or attempt to induce any member, payor, contractor, supplier, distributor, licensee or other affiliate of the Company to cease its relationship with the Company or in any way interfere with the existing relationship between any such member, payor, contractor, supplier, distributor, licensee or other affiliate and the Company. After employment, Executive agrees not to use Confidential Information to directly or indirectly induce or attempt to induce any member, payor, contractor, supplier, distributor, licensee or other affiliate of the Company to cease its relationship with the Company or in any way interfere with the existing relationship between any such member, payor, contractor, supplier, distributor, licensee or other affiliate and the Company.

5.4 No Competition.

During the term of his employment, Executive shall not, without the prior written consent of the Board or a duly authorized committee thereof, directly or indirectly, own, enter into, engage in, operate, manage, control, participate in, advise, assist, finance, be employed by or render services to or consult with, or have a financial or other interest in, any business that competes with the Company (or any segment thereof), or take any preliminary steps to do any of the foregoing; provided, however, that anything above to the contrary notwithstanding, Executive may own, as a passive investor, securities of any publicly-traded entity, so long as Executive's holdings in any one such entity, do not in the aggregate constitute more than one percent (1%) of the voting stock of such entity and securities of any non-publicly traded entity, so long as Executive's holdings in any one such entity do not in the aggregate constitute more than five percent (5%) of the voting stock of such entity.

5.5 Recourse for Breach of Restrictive Covenants.

Executive acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss, which may be incurred by reason of Executive's breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company is relieved from paying any remaining payments or providing any remaining benefits required under this Agreement, it may pursue any remedies available at law, and it will be entitled to obtain equitable relief in the form of an injunction precluding Executive from continuing to engage in such breach. Such relief may be sought as provided in Section 5.9.

5.6 Consideration.

Executive acknowledges that the restrictions placed upon him by Sections 5.1, 5.2, 5.3 and 5.4 are reasonable, given the nature of his position, and that there is sufficient consideration promised him pursuant to this Agreement to support these restrictions.

5.7 Survival of Restrictive Covenants.

The restrictions of Sections 5.1, 5.2 and the specified portion of 5.3 shall survive Executive's last day of employment by the Company and shall be in addition to any restrictions imposed upon Executive by statute or at common law.

5.8 Applicability.

Sections 5.1 (except as to personnel information), 5.2, and 5.3 shall not apply should the Company cease to exist altogether.

5.9 Dispute Resolution.

Except as the Parties may otherwise agree in writing, all claims, demands, causes of action or controversies - past, present or future - that Executive may have against the Company, its officers, directors, employees, independent contractors or agents - past, present or future - or that the Company may have against Executive, shall be resolved by final and binding arbitration pursuant to the provisions of Exhibit D hereto. PLEASE READ CAREFULLY. BY SIGNING THIS AGREEMENT, YOU ARE GIVING UP YOUR RIGHT TO FILE A LAWSUIT IN A COURT OF LAW AND TO HAVE YOUR CASE HEARD BY A JUDGE AND/OR JURY.

5.10 Amendment and Modifications.

This Agreement and the March 28, 2002 Indemnification Agreement referenced in Article 4 of this Agreement contain a complete statement of all rights and obligations between the Parties with respect to Executive's employment by the Company. This Agreement supersedes all prior and existing negotiations and agreements between the Parties concerning Executive's employment, including without limitation the Salary Continuation Agreement dated June 16, 2004 between Executive and the Company, and can only be changed or modified pursuant to a written instrument duly executed by each of the Parties hereto.

                            5.11 Severability.

If any provision of this Agreement or any portion thereof is declared invalid, illegal or incapable of being enforced by an arbitrator or any Court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect. Without limiting the generality of the foregoing, in the event that any provision of this Agreement stating that an alternative amount is due in lieu of an Annual Bonus for a partial fiscal year, or that no Annual Bonus is due for a partial fiscal year, is found not to be enforceable by an arbitrator or any Court of competent jurisdiction, the Company and Executive agree that the earned bonus for any partial fiscal year shall be presumed to be fifty percent (50%) of Base Salary, prorated for the number of days during the year for which Executive was employed by the Company, absent clear and convincing evidence that Executive would have had a legally enforceable right to a higher bonus (excluding the effect of proration) if he had remained employed for the entire year.

5.12 Withholdings.

All amounts payable hereunder shall be subject to such withholdings as may be required by law.

5.13 Successors and Assigns.

This Agreement shall inure to the benefit of the successors and assigns of the Company. Except as expressly provided in this Agreement, Executive may neither sell, transfer, assign, nor pledge any of Executive's rights or interests pursuant to this Agreement. The Company may sell, transfer or assign this Agreement or any of the Company's rights under this Agreement in connection with any transaction involving the sale, assignment or transfer of the stock or assets of the Company, or a merger or other reorganization involving the Company (whether or not the Company is the surviving entity in such transaction), or any transaction involving a Change in Control.

5.14 Copyright, Publication and Use of Data.

All work developed by Executive under this Agreement shall be the sole and exclusive property of the Company. Executive shall not have the right to use, distribute or otherwise disseminate such work without the express written permission of the Company.

5.15 Notices.

Whenever notice is to be served hereunder, service shall be made personally, by facsimile transmission, by overnight courier or by registered or certified mail, return receipt requested. All postage and other delivery charges shall be prepaid by the party sending the notice. Notice shall be effective only upon receipt by the Party being served, except notice shall be deemed received seventy two (72) hours after posting by the United States Post Office, by any method described above. Confirmation of receipt of any facsimile sent must be received in order to presume that the transmission was received. All notices shall be sent to the addresses described below unless changed by written notice pursuant to the terms of this Section.

If to the Company:	Berry Petroleum Company 5201 Truxtun Ave., Suite 300 Bakersfield, CA 93309-0640 Facsimile No. - 661-616-3881 Attn: Martin H. Young, Jr., Chairman of the Board

Copy to (which shall not constitute notice):	Laura K. McAvoy, Esq. Musick Peeler & Garrett LLP 2801 Townsgate Road, Suite 200 Westlake Village, CA 91361 Facsimile No. - 805-418-3101
If to Executive:	Robert F. Heinemann 5201 Truxtun Ave., Suite 300 Bakersfield, CA 93309 [or current address as listed in the Company's records.]

5.16 Waiver.

No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

5.17 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall constitute an original instrument and all of which together shall constitute the same instrument.

5.18 Authority.

The individuals signing below represent that each has full authority to enter this Agreement and that each Party hereto will be bound by the respective signatories.

5.19 IRC Section 409A.

To the extent that this Agreement or any part thereof is deemed to be a nonqualified deferred compensation plan subject to Section 409A of the Code and the regulations and guidance promulgated thereunder, (i) the provisions of this Agreement shall be interpreted in a manner to comply in good faith with Section 409A of the Code, and (ii) the parties hereto agree to amend this Agreement, if necessary, for the purposes of complying with Section 409A of the Code promptly upon issuance of any regulations or guidance thereunder.

5.20 Captions and Construction.

The captions used herein as headings of the various sections hereof are for convenience only, and the Parties agree that such captions are not to be construed to be part of this Agreement or to be used in determining or construing the intent, context or meaning of this Agreement. The Parties further agree that no term of this Agreement shall be construed against any party because of such party's role or input in drafting this Agreement.

5.21 Governing Law.

This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the Parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to its conflicts of law principles.

IN WITNESS WHEREOF this Agreement, the Parties to this Agreement have executed this Agreement to be effective as of June 23, 2006 ("Effective Date").

BERRY PETROLEUM COMPANY By: /s/Martin H. Young Martin H. Young, Jr. Chairman of the Board Date: June 23, 2006
EXECUTIVE /s/ Robert F. Heinemann Robert F. Heinemann Date: June 23, 2006

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EXHIBIT A

OUTSTANDING AWARDS

Date Issued	Award Type	Number of Shares	Plan
December 2, 2002	NSO	5,000	1994 Plan
December 2, 2003	NSO	5,000	1994 Plan
June 16, 2004	NSO	100,000	1994 Plan
November 23, 2004	NSO	65,000	1994 Plan
December 15, 2005	NSO	75,000	2005 Plan
December 15, 2005	RSU	10,000	2005 Plan

NSO refers to a stock option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

RSU refers to an award of Stock Units under the 2005 Plan.

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EXHIBIT B

GENERAL RELEASE OF CLAIMS

This General Release ("Release") is entered into as of this ____ day of _________, 20___, by and between Berry Petroleum Corporation (the "Company"), and Robert F. Heinemann, an employee of the Company ("Executive") (collectively, the "Parties").

RECITALS

WHEREAS, Executive and the Company are parties to an Amended and Restated Employment Agreement (the "Agreement") dated _________________, 2006, governing the terms and conditions applicable if Executive's employment is terminated for various reasons;

WHEREAS, pursuant to the terms of the Agreement, the Company has agreed to provide Executive certain benefits and payments under the terms and conditions specified therein, provided that Executive has executed and not revoked a general release of claims in favor of the Company;

WHEREAS, Executive's employment with the Company is being terminated effective [date]; and

WHEREAS, the Parties wish to terminate their relationship amicably and to resolve, fully and finally, all actual and potential claims and disputes relating to Executive's employment with and termination from the Company and all other relationships between Executive and the Company, up to and including the date of execution of this Release.

NOW, THEREFORE, in consideration of these Recitals and the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Termination of Employment. Executive's employment with the Company shall terminate on [date] (the "Termination Date").

2. Severance Benefits. Pursuant to the terms of the Agreement, and in consideration of Executive's release of claims and the other covenants and agreements contained herein and therein, and provided that Executive has signed this Release and delivered it to the Company and has not exercised any revocation rights as provided in Section 6 below, the Company shall provide the severance benefits described in Section _____ of the Agreement (the "Benefits") in the time and manner provided therein; provided, however, that the Company's obligations shall be excused if Executive breaches any of the provisions of this Agreement including, without limitation, Sections 7, 8 and 9 hereof. Executive acknowledges and agrees that the Benefits constitute consideration beyond that which, but for the mutual covenants set forth in this Release and the covenants contained in the Agreement, the Company otherwise would not be obligated to provide, nor would Executive otherwise be entitled to receive.

3. Effective Date. Provided that it has not been revoked pursuant to Section 6 hereof, this Release will become effective on the eighth (8th) day after the date of its execution by Executive (the "Effective Date").

4. Effect of Revocation. Executive acknowledges and agrees that, in the event that Executive revokes this Release pursuant to Section 6 hereof, Executive shall have no right to receive the Benefits.

5. General Release.

(a) In consideration of the Benefits and the Company's other covenants contained herein and in the Agreement, Executive hereby forever releases and discharges the Company and its parent, subsidiary(ies), related and/or affiliated companies ("Affiliates") and each of its and their past and present officers, directors, managers, employees, agents, attorneys and insurers, and each of its and their respective successors and assigns (collectively, the "Released Parties") from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that Executive had, now has, or may hereafter claim to have against the Released Parties, arising out of or relating in any way to Executive 's hiring by, employment with, or separation from the Company, from the beginning of time through the date Executive executes this Release (the "Released Claims"). This release specifically extends to, without limitation, claims for wrongful termination, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the California Constitution, the United States Constitution, and applicable state and federal statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the National Labor Relations Act, the Labor-Management Relations Act, the Worker Retraining and Notification Act of 1988, the Rehabilitation Act of 1973, as amended, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the California Fair Employment and Housing Act, the California Labor Code, California Civil Code, the California Business and Professions Code, and the Sarbanes-Oxley Act (all as amended from time to time).

(b) Executive acknowledges and agrees that it is his intention to forever bar every claim described in Section 5(a) herein, whether known or unknown to the Executive at this time or discovered later. Executive understands and acknowledges that there are laws which may invalidate releases of claims which are unknown to the releasing party. Executive hereby expressly waives any protection to which he may otherwise be entitled hereunder by virtue of any such law. In particular, and not by way of limitation, Executive represents and acknowledges that he is familiar with Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive hereby waives and relinquishes any rights and/or benefits which he has or may have under California Civil Code Section 1542 or any similar applicable law of any state.

(c) Executive hereby represents that no claim, complaint, charge or other action of any kind on Executive's behalf is pending against any of the Released Parties. Executive further represents and hereby agrees that Executive shall not institute a claim, complaint, charge or other action of any kind with any governmental agency or court against any of the Released Parties concerning any of the released claims. Executive further agrees not to aid or assist any other person in pursuing any claim, charge or action against the Released Parties unless compelled to do so by law or court order.

6. Review and Revocation Period. Executive acknowledges that the Company has advised Executive that Executive may consult with an attorney of Executive's own choosing (and at Executive's expense) prior to signing this Release and that Executive has been given at least twenty-one (21) days during which to consider the provisions of this Release, although Executive may sign and return it sooner. Executive further acknowledges that Executive has been advised by the Company that after executing this Release, Executive will have seven (7) days to revoke this Release, and that this Release shall not become effective or enforceable until such seven (7) day revocation period has expired. Executive acknowledges and agrees that if Executive wishes to revoke this Release, Executive must do so in writing, and that such revocation must be signed by Executive and received by the Chairman of the Board of the Company (or the Chairman of the Compensation Committee) no later than 5:00 p.m. Pacific Time on the seventh (7th) day after Executive has executed this Release. Executive acknowledges and agrees that, in the event that Executive revokes this Release, Executive will have no right to receive any benefits hereunder, including the Benefits. Executive represents that Executive has read this Release and understands its terms and enters into this Release freely, voluntarily and without coercion.

7. Confidentiality and Non-Solicitation. Executive reaffirms his commitments in Sections 5.1, 5.2 and 5.3 of the Agreement.

8. Cooperation in Litigation. At the Company's reasonable request, Executive shall use his good faith efforts to cooperate with the Company, its Affiliates, and each of its and their respective attorneys or other legal representatives ("Attorneys") in connection with any claim, litigation or judicial or arbitral proceeding which is material to the Company and is now pending or may hereinafter be brought against the Released Parties by any third party; provided, that, Executive's cooperation is essential to the Company's case. Executive's duty of cooperation shall include, but not be limited to (a) meeting with the Company's and/or its Affiliates' Attorneys by telephone or in person at mutually convenient times and places in order to state truthfully Executive's knowledge of matters at issue and recollection of events; (b) appearing at the Company's, its Affiliates' and/or their Attorneys' request (and, to the extent possible, at a time convenient to Executive that does not conflict with the needs or requirements of Executive's then-current employer) as a witness at depositions or trials, without necessity of a subpoena, in order to state truthfully Executive's knowledge of matters at issue; and (c) signing at the Company's, its Affiliates' and/or their Attorneys' request declarations or affidavits that truthfully state matters of which Executive has knowledge. The Company shall reimburse Executive for the reasonable expenses incurred by him in the course of his cooperation hereunder and shall pay to Executive per diem compensation in an amount equal to the daily prorate portion of the Executive's base salary immediately prior to the Termination Date. The obligations set forth in this Section 8 shall survive any termination or revocation of this Release.

9. Non-Admission of Liability. Nothing in this Release shall be construed as an admission of liability by Executive or the Released Parties; rather, Executive and the Released Parties are resolving all matters arising out of the employer-employee relationship between Executive and the Company and all other relationships between Executive and the Released Parties.

10. Binding Effect. This Release shall be binding upon the Parties and their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Parties and their respective heirs, administrators, representatives, executors, successors and assigns.

11. Governing Law. This Release shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to agreements negotiated, entered into and wholly to be performed therein.

12. Severability. Each of the respective rights and obligations of the Parties hereunder shall be deemed independent and may be enforced independently irrespective of any of the other rights and obligations set forth herein. In the event any provision of this Release should be held illegal or invalid, such illegality or invalidity shall not affect in any way other provisions hereof, all of which shall continue, nevertheless, in full force and effect.

13. Counterparts. This Release may be signed in counterparts and each counterpart shall be deemed to be an original but together all such counterparts shall be deemed a single agreement.

14. Entire Agreement; Modification. This Release constitutes the entire understanding between the Parties with respect to the subject matter hereof and may not be modified without the express written consent of both Parties. This Release supersedes all prior written and/or oral and all contemporaneous oral agreements, understandings and negotiations regarding its subject matter. This Release may not be modified or canceled in any manner except by a writing signed by both Parties.

15. Acceptance. Executive may confirm his acceptance of the terms and conditions of this Release by signing and returning two (2) original copies of this Release to the Chairman of the Board of the Company, no later than 5:00 p.m. Pacific Time twenty-one (21) days after Executive's receipt of notice of termination.

EXECUTIVE ACKNOWLEDGES AND REPRESENTS THAT EXECUTIVE HAS FULLY AND CAREFULLY READ THIS RELEASE PRIOR TO SIGNING IT AND UNDERSTANDS ITS TERMS. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS BEEN, OR HAS HAD THE OPPORTUNITY TO BE, ADVISED BY INDEPENDENT LEGAL COUNSEL OF EXECUTIVE'S OWN CHOICE AS TO THE LEGAL EFFECT AND MEANING OF EACH OF THE TERMS AND CONDITIONS OF THIS

RELEASE, AND IS ENTERING INTO THIS RELEASE FREELY AND VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS OTHER THAN AS SET FORTH IN THIS RELEASE.

IN WITNESS WHEREOF, the Parties have executed this Release as of the day and year set forth above.

Robert F. Heinemann       Berry Petroleum Corporation

_______________________________      _______________________________

                                 By: __________________________

 Its: __________________________

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EXHIBIT C

FORM OF STOCK AWARD AGREEMENT

BERRY PETROLEUM COMPANY

2005 EQUITY INCENTIVE PLAN

STOCK AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Berry Petroleum Company 2005 Equity Incentive Plan shall have the same defined meanings in this Stock Award Agreement.

I. NOTICE OF RESTRICTED STOCK UNIT GRANT

You have been granted restricted Stock Units, subject to the terms and conditions of the Plan and this Stock Award Agreement, as follows:

Name of Awardee:

Total Number of Stock Units Granted:

Grant Date:

Vesting Commencement Date:

                Vesting Schedule: The first 25% of the Stock Units subject to this Stock Award Agreement shall vest on the Vesting Commencement Date, and 25% of the Stock
                Units subject  to this Stock Award Agreement shall vest each year thereafter, subject to the Awardee continuing to be a Service Provider on such dates.

II. AGREEMENT

A. Grant of Stock Units. Pursuant to the terms and conditions set forth in this Stock Award Agreement (including Section I above) and the Plan, the Administrator hereby grants to the Awardee named in Section I above, on the Grant Date set forth in Section I above, the number of Stock Units set forth in Section I above.

B. Purchase of Stock Units. No payment of cash is required for the Stock Units.

C. Vesting/Delivery of Shares. The Awardee shall vest in the granted Stock Units in accordance with the vesting schedule provided for in Section I above. Within 60 days following the date on which the Awardee becomes vested in a Stock Unit and subject to Subsection I below, the Company shall deliver to the Awardee one share of Common Stock for each Stock Unit the Awardee becomes vested in and such Stock Unit shall then terminate.

D. Forfeiture of Stock Units. The unvested Stock Units shall automatically be forfeited upon the Awardee's Termination of Service.

E. No Interest in Company Assets. The Awardee shall not have any interest in any fund or specific asset of the Company by reason of the Stock Units.

F. No Rights as a Stockholder Prior to Delivery. Except as set forth in Subsection C above, the Awardee shall not have any right, title or interest in, or be entitled to vote in respect of, or otherwise be considered the owner of, any of the shares of Common Stock covered by the Stock Units. Except as provided for in Subsection G below, the Awardee shall not be entitled to receive distributions from the shares of Common Stock covered by the Stock Units.

G. Dividends. The Awardee will be entitled to dividends on the shares of Common Stock covered by the Stock Units payable in the same amount and at the same time as any other stockholder. However, dividends that are received on Stock Units prior to vesting are taxable as compensation, rather than as dividend income.

H. Regulatory Compliance. The issuance of Common Stock pursuant to this Stock Award Agreement shall be subject to full compliance with all applicable requirements of law and the requirements of any stock exchange or interdealer quotation system upon which the Common Stock may be listed or traded.

I. Withholding Tax. The Company's obligation to deliver any Shares upon vesting of Stock Units shall be subject to the satisfaction of all applicable federal, state, local and foreign income, and employment tax withholding requirements. The Awardee shall pay to the Company an amount equal to the withholding amount (or the Company may withhold such amount from the Awardee's salary) in cash. At the Administrator's election, the Awardee may pay the withholding amount with Shares; provided, however, that payment in Shares shall be limited to the withholding amount calculated using the minimum statutory withholding rates.

J. Plan. This Stock Award Agreement is subject to all of the terms and provisions of the Plan, receipt of a copy of which is hereby acknowledged by the Awardee. The Awardee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator upon any questions arising under the Plan and this Stock Award Agreement.

K. Successors. This Stock Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted successors and assigns.

L. Restrictions on Transfer. Except as otherwise provided for in Subsection K above, and the Plan, the Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise. No right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. Any assignment in violation of this Subsection L shall be void.

M. Restrictions on Resale. The Awardee agrees not to sell any Shares that have been issued pursuant to the vested Stock Units at a time when Applicable Laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction shall apply as long as the Awardee is a Service Provider and for such period of time after the Awardee's Termination of Service as the Administrator may specify.

N. Entire Agreement; Governing Law. This Stock Award Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Awardee with respect to the subject matter hereof, and may not be modified adversely to the Awardee's interest except by means of a writing signed by the Company and the Awardee. This Stock Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

O. NO GUARANTEE OF CONTINUED SERVICE. THE AWARDEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED STOCK UNITS). THE AWARDEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS STOCK AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH AWARDEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE AWARDEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By the Awardee's signature and the signature of the Company's representative below, the Awardee and the Company agree that this Award is granted under and governed by the terms and conditions of this Stock Award Agreement and the Plan. The Awardee has reviewed this Stock Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Stock Award Agreement and fully understands all provisions of this Stock Award Agreement and the Plan. The Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to this Stock Award Agreement and the Plan.

The Awardee further agrees that the Company may deliver by email all documents relating to the Plan or this Award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). The Awardee also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

AWARDEE: Signature Printed Name Residence	BERRY PETROLEUM COMPANY By: Title:

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EXHIBIT D

ARBITRATION

The provisions of this Exhibit D are incorporated into and made a part of the Amended and Restated Employment Agreement dated June 23, 2006 (the "Agreement") by and between Berry Petroleum Corporation (the "Company") and Robert F. Heinemann ("Executive"). Capitalized terms used and not defined herein have the same meaning as set forth in the Agreement.

(a) Waiver of Right to Trial. The Company and Executive (the "parties") understand that they are waiving any right they may have to file a lawsuit or other civil action or proceeding against each other, and are voluntarily waiving any right they may have to resolve disputes between the parties through trial by judge or jury. Any and all claims or disputes arising out of or relating to the employment relationship and/or the termination of the employment relationship between the parties that are not resolved by their mutual agreement shall be resolved exclusively by confidential, final and binding arbitration. The parties have the right to be represented by counsel in any arbitration proceeding commenced pursuant to the Agreement.

(b) Claims Subject to Arbitration. Except as the parties may otherwise agree in writing, all claims, demands, causes of action or controversies - past, present or future - that Executive may have against the Company, its officers, directors, employees, independent contractors or agents - past, present or future - or that the Company may have against Executive (collectively the "Claims") shall be resolved by final and binding arbitration. The Claims include but are not limited to any claims or disputes in connection with: (1) the recruiting and hiring process; (2) the employment relationship between the parties; (3) the termination of the employment relationship; (4) any contracts between the parties; or (5) any and all Claims arising under any federal, state or local law or regulation, including, but not limited to, those relating to employment, compensation, wages, stock options, benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in a dispute resolution procedure different from this one), discrimination, harassment, wrongful termination, wrongful demotion, breach of contract, breach of the implied covenant of good faith and fair dealing, interference with contract or prospective economic advantage, intentional or negligent infliction of emotional distress, violation of public policy, retaliation, fraud, promissory estoppel, defamation, unfair business practices, invasion of privacy, negligence, assault or battery. (The Claims for discrimination and harassment include but are not limited to those based on race, color, sex, sexual orientation, religion, national origin, ancestry, citizenship, age, marital status, registered domestic partner status, physical disability, pregnancy, mental disability, medical condition, veteran status, and any claims arising under the California Fair Employment and Housing Act, the California Family Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, the Civil Rights Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1964 as amended, the California Labor Code, and any other local, state, federal or common law concerning employment or employment discrimination or harassment.)

This Exhibit D does not affect Executive's right to seek administrative relief from the United States Equal Employment Opportunity Commission or the California Department of Fair Employment and Housing. Further, this Exhibit D does not cover claims Executive may have for workers' compensation, state disability benefits, unemployment compensation benefits or disputes covered by a collective bargaining agreement. Nothing in this Exhibit D shall prohibit or limit the parties from seeking provisional relief pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction.

(c) The Arbitration Process. Either Executive or the Company may commence the arbitration process by filing a written demand for arbitration with the American Arbitration Association ("AAA"), and sending a copy by personal delivery or certified mail to the other party. If the Company initiates arbitration, it will send the notice to Executive's last known home address as reflected in the Company's personnel records. If Executive initiates arbitration, Executive will send notice to the Chairman of the Board of the Company (or the Chairman of the Compensation Committee). Demands for arbitration must be made within the applicable statute of limitations.

Any arbitration between the parties shall be conducted pursuant to the AAA procedures for the arbitration of employment disputes that are in effect at the time of the commencement of arbitration, except as otherwise agreed in writing by the parties. The arbitration shall be conducted in the County of Kern, California, unless the parties mutually agree to conduct the arbitration elsewhere. The arbitration shall be conducted by a neutral Arbitrator (the "Arbitrator") selected by mutual agreement of the parties, or if no mutual agreement can be reached, selected from a list of arbitrators provided by AAA, as specified in the AAA's procedures. The parties will cooperate in scheduling the arbitration proceedings. Absent a subsequent contrary written agreement between the parties, the arbitration hearing shall be scheduled for a date that is within 180 days after the commencement of the arbitration. As for discovery, the parties will comply with California Code of Civil Procedure § 1283.05 or any other discovery required by California law. Should a non-party witness refuse to comply with a subpoena issued by the Arbitrator and the Arbitrator is unable to enforce compliance with the subpoena, the parties agree to submit the subpoena to a court of competent jurisdiction for enforcement of the subpoena.

The Arbitrator shall apply the applicable substantive law, and the applicable law of remedies, for the State of California, or federal law, or both. The Arbitrator is without jurisdiction to apply any different substantive law or law of remedies. The Arbitrator is authorized to award any remedies allowed by applicable law. The Arbitrator cannot modify any of the provisions of the Agreement. The Arbitrator shall issue a written and signed statement of the basis of its decision, including findings of fact and conclusions of law. The statement and award, if any, shall be based on the terms of the Agreement, the findings of fact and the statutory and decisional case law applicable to this dispute. Proceedings to confirm, correct or vacate an award or decision rendered by the Arbitrator will be controlled by and conducted in conformity with applicable state law, including California Code of Civil Procedure § 1285.8, et seq. The arbitration shall be final and binding upon the parties, except as provided in this Exhibit D. Neither the parties nor the Arbitrator may disclose the existence, content, or results of any arbitration without the prior written consent of both parties.

           (d) Arbitration Fees, Costs and Awards. If Executive initiates arbitration against the Company, Executive must pay a filing fee to AAA equal to the current filing fee in the appropriate court had Executive's claim been brought there, and the Company shall bear the remaining costs of the arbitration forum, including Arbitrator fees. If the Company initiates arbitration against Executive, the Company shall bear the entire cost of the arbitration forum, including Arbitrator fees. (Such costs do not include costs of attorneys, discovery, expert witnesses, or other costs which Executive would have been required to bear had the matter been filed in a court.) The Arbitrator may award attorneys' fees and costs to the prevailing party as authorized by law. If there is any dispute as to whether the Company or Executive is the prevailing party, the Arbitrator will decide that issue. Any postponement or cancellation fee imposed by the arbitration service will be paid by the party requesting the postponement or cancellation, unless the Arbitrator determines that such fee would cause undue hardship on the party. At the conclusion of the arbitration, each party agrees to promptly pay any arbitration award imposed against that party.

(e) Failure To Use Arbitration Process. Should either party pursue any dispute subject to this Exhibit D by any method other than set forth herein, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys' fees incurred as a result of appearing in, dismissing, staying or litigating such action.

(f) Complete Agreement. This Exhibit D is the complete agreement of the parties on the subject of arbitration of claims or disputes. This Exhibit D supersedes any prior or contemporaneous oral or written understanding on the subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Exhibit D, except as specifically set forth in this Exhibit D.

PLEASE READ CAREFULLY. BY SIGNING THE AGREEMENT, YOU ARE GIVING UP YOUR RIGHT TO FILE A LAWSUIT IN A COURT OF LAW AND TO HAVE YOUR CASE HEARD BY A JUDGE AND/OR JURY.